                                                                  Exhibit 99.2

       SUMMARY

       The Registrant will account for the acquisition of PLM International, Inc. ("PLM") using the purchase method of accounting, which method has been used in preparing the pro forma consolidated financial statements included in this report. The Registrant has included herein (i) a pro forma consolidated balance sheet that reflects the effect of the acquisition on Semele Group Inc. ("Semele") assuming it had occurred on December 31, 2000 and (ii) a pro-forma consolidated statement of operations for the year ended December 31, 2000 that assumes the acquisition of PLM had occurred on January 1, 2000. The pro forma consolidated financial statements give effect to certain pro forma adjustments that are described in the accompanying notes. The pro forma consolidated financial statements do not reflect any operating synergies anticipated by Semele as a result of the acquisition.

       This pro forma information is based on the historical balance sheets of Semele and PLM at December 31, 2000 and estimated fair value of the assets and liabilities of PLM. Semele is obtaining additional information to refine the estimates of fair value. This additional information may result in changes to the estimated fair values. The unaudited pro forma financial statements should be read in conjunction with the historical audited financial statements of Semele and PLM, including the related notes thereto.

       The pro forma consolidated financial statements and the notes thereto are unaudited. The unaudited pro forma consolidated balance sheet at December 31, 2000 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 are presented for informational purposes only in accordance with the requirements of the Securities Exchange Act of 1934. The pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that Semele would have achieved if the acquisition of PLM had been consummated on December 31, 2000 or January 1, 2000, nor are they necessarily indicative of Semele's future financial position or results of operations.

                                SEMELE GROUP INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
                                DECEMBER 31, 2000
                     (000's omitted, except per share data)


                                                 SEMELE          PLM             ADJUSTMENTS        PRO FORMA
                                               GROUP INC.  INTERNATIONAL, INC.  AND ELIMINATIONS   CONSOLIDATED
                                               ----------  -------------------  ----------------   ------------
ASSETS
Cash and cash equivalents                      $ 27,830        $ 5,874            $(20,542)(a)      $ 13,162
Restricted cash and cash equivalents                 --          2,530                                 2,530
Rents and other receivables, net                  1,597          1,045                                 2,642
Due from affiliates                               4,353          1,207                                 5,560
Assets held for sale                                 --         10,250                                10,250
Equipment held for lease, net                    73,578                                               73,578
Real estate held for development                 11,389                                               11,389
Land                                              1,929                                                1,929
Building, net of accumulated depreciation        10,403                                               10,403
Ownership interests in affiliated companies      21,686                                               21,686
Equity interests in affiliates                       --         15,753              21,744 (a)        21,869
                                                                                     6,116 (b)
                                                                                       750 (a)
                                                                                   (22,494)(c)
Other assets                                      3,070          3,748              (1,202)(a)         5,616
Goodwill                                             --             --                 750 (c)           750
                                               --------        -------            --------          --------

       Total assets                            $155,835        $40,407            $(14,878)         $181,364
                                               ========        =======            ========          ========

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable and accrued expenses         $   2,799      $ 15,909            $  2,631 (b)       $  22,089
                                                                                      750 (a)
Distributions declared and payable                   52            --                                      52
Deferred rental income                               78            --                                      78
Other liabilities                                 3,013            --                                   3,013
Indebtedness                                     60,221                                                60,221
Indebtedness and other obligations to
  affiliates                                     36,610            --                                  36,610
Deferred income taxes                                --         8,885              (7,041)(b)           1,844
                                              ---------      --------            --------           ---------
       Total liabilities                        102,773        24,794              (3,660)            123,907
                                              ---------      --------            --------           ---------

Minority interest                                66,398            --               4,395 (c)          70,793
                                              ---------      --------            --------           ---------

Stockholders' equity (deficit)
   Common Stock, $0.10 par value,
     5,000,000 authorized; 2,916,647 issued         292            --                                     292
   Common Stock, $0.01 par value,
      50,000,000 authorized; 7,554,510 issued        --           112                (112)(c)              --
   Paid in capital, in excess of par            144,680        37,547              10,526 (b)         144,680
                                                                                  (48,073)(c)
   Accumulated deficit                         (144,075)       (2,171)              2,171 (c)        (144,075)
   Deferred compensation                           (817)           --                                    (817)
   Treasury stock                               (13,416)      (19,875)             19,875 (c)         (13,416)
                                              ---------      --------            --------           ---------
          Total stockholders' equity (deficit)  (13,336)       15,613             (15,613)            (13,336)
                                              ---------      --------            --------           ---------

       Total liabilities, minority interest
         and stockholders' equity             $ 155,835      $ 40,407            $(14,878)          $ 181,364
                                              =========      ========            ========           =========


                             See accompanying notes.

                                SEMELE GROUP INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                       for the year ended December 31, 2000
                      (000's omitted, except per share data)


                                                      SEMELE                 PLM             ADJUSTMENTS             PRO FORMA
                                                    GROUP INC.       INTERNATIONAL, INC.   AND ELIMINATIONS        CONSOLIDATED
                                                -----------------    -----------------    -----------------      -----------------
Revenues:
   Rental income                                $          18,261    $           1,810    $                      $          20,071
   Management fees                                             --                7,043                                       7,043
   Partnership interests and other fees                        --                1,037                 (864)(d)                173
   Acquisition and lease negotiation fees                      --                  624                                         624
   Interest and investment income                           2,046                1,512                                       3,558
   Interest income from affiliates                            249                   --                                         249
   Gain on sales of marketable securities                     166                   --                                         166
   Gain (loss) on sales of equipment                        4,028                 (416)                                      3,612
   Losses from real estate held for development              (181)                  --                                        (181)
   Equity losses in affiliated companies                     (821)                  --                                        (821)
   Other income                                             1,018                1,453                                       2,471
                                                -----------------    -----------------    -----------------      -----------------
Total revenues                                             24,766               13,063                 (864)                36,965
                                                -----------------    -----------------    -----------------      -----------------
Expenses:
   Depreciation expense                                    10,828                  885                                      11,713
   Amortization expense                                        61                   --                  107 (e)                168
   Interest on indebtedness                                 5,707                1,756                                       7,463
   Interest on indebtedness and other
     obligations to affiliates                              2,290                   --                                       2,290
   General and administrative                               3,124                6,851                                       9,975
   Operations support                                          --                2,136                                       2,136
   Fees and expenses to affiliates                            954                   --                                         954
   Other expenses                                              --                1,333                                       1,333
                                                -----------------    -----------------    -----------------      -----------------
Total expenses                                             22,964               12,961                  107                 36,032
                                                -----------------    -----------------    -----------------      -----------------
Income (loss) from continuing operations
   before income taxes and minority interest                1,802                  102                 (971)                   933
Provision for (benefit from) income taxes                      --                   39                                          39
Minority interest (income) loss                             1,829                   --                 (153)(f)              1,676
                                                -----------------    -----------------    -----------------      -----------------
Income (loss) from continuing operations                      (27)                  63                 (818)                  (782)
Income (loss) from operations of discontinued
  operations, net of tax                                       --                  210                 (210)(g)                 --
Gain (loss) on disposition of discontinued
   operations,  net of tax                                     --                4,990               (4,990)(g)                 --
                                                -----------------    -----------------    ------------------     -----------------
Net income (loss)                               $             (27)   $           5,263    $          (6,018)     $            (782)
                                                =================    =================    ==================     =================
Net loss per share - basic                      $           (0.02)                                               $           (0.48)
                                                =================                                                =================
Net loss per share -diluted                     $           (0.02)                                               $           (0.48)
                                                =================                                                =================


                             See accompanying notes.

                                SEMELE GROUP INC.

                         NOTES TO PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (Unaudited)



(a) Adjustment to record the Company's purchase of 6,284,261 shares of PLM common stock at $3.46 per share and capitalize estimated transaction costs of $750,000. A portion of the purchase price, or $1.2 million, was paid in 2000 and held in escrow pending the completion of the tender offer. This amount was classified as other assets on the Company's balance sheet at December 31, 2000. Total shares purchased represent 83.1855% of PLM's total outstanding shares.

(b) Adjustment to record assets, liabilities and shareholders' equity of PLM International, Inc. and subsidiaries at estimated fair value at December 31, 2000 using the purchase method of accounting.

     INVESTMENT IN AFFILIATED COMPANIES was increased $6.116 million to reflect the fair value of the Company's share of the estimated liquidation values expected to be realized from investment programs in which PLM has an equity interest.

     ACCOUNTS PAYABLE AND ACCRUED EXPENSES have been increased by $2.631 million to reflect estimated severance and related costs resulting from the change-in-control event caused by the purchase of a majority of PLM's outstanding common stock.

     DEFERRED INCOME TAXES have been reduced by $7.041 million to properly record deferred tax assets and liabilities which will be payable or realizable subsequent to the acquisition.

     STOCKHOLDERS' EQUITY has been increased by $10.526 million to reflect the estimated total fair value of PLM's common stock based upon the per share purchase price paid by the Company. (7,554,510 total outstanding shares at $3.46 per share).

(c) Adjustment to eliminate the Company's equity interest in PLM and establish a minority interest obligation to minority shareholders who collectively own 16.8145% of PLM's total outstanding common stock and record goodwill related to the acquisition.

(d) Revenues from partnership interests and other fees have been reduced by $864,000 to reflect the net effect on revenues that PLM would have recorded from its equity interests in affiliates if the transaction had occurred on January 1, 2000.

(e) Adjustment to record amortization expense pertaining to goodwill. Amortization expense was determined based upon a straight-line method over seven years, the period equivalent to the estimated remaining operating lives of the investment programs in which PLM has an equity interest.

(f) Adjustment to reflect that portion of the Company's results of operations attributable to the economic interests of the minority shareholders of PLM. This adjustment reflects 16.8145% of PLM's income from continuing operations, taking into consideration the pro forma adjustments affecting PLM's results of operations had the transaction occurred on Jaunary 1, 2000.

(g) Adjustment to exclude income and gain from discontinued operations in accordance with Regulation S-X.